CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------



        As independent public accountants, we hereby consent to the incorporation by reference in this Post Effective Amendment No. 47 Form N-1A filing of The Victory Portfolios of our auditors' reports on the financial statements of Gradison Government Income Fund dated January 30, 1998 and Gradison Opportunity Value Fund dated May 6, 1998 and to all references to our Firm included in or made a part of this Post Effective Amendment No. 47 Form N-1A.







                                            /s/ ARTHUR ANDERSEN LLP
                                            ---------------------------------
                                            ARTHUR ANDERSEN LLP





Cincinnati, Ohio
February 22, 1999